Exhibit 99.1

Joint Filer Information

Names:	Avondale Growth Capital LP; DWS Capital LP; No. 4 LP; MD Opportunities LP; DS Investments GP LLC; KLS GP LLC; JWS Investment Partnership LP; Schnitzer WRI GP LLC; and Ken L. Schnitzer, Jr.

Address:	11 Greenway Plaza, Suite 3100

Designated Filer:	DWS Growth Capital LP

Issuer and Ticker Symbol:	Contango Oil & Gas Company [MCF]

Date of Event Requiring Statement:	December 6, 2021

The undersigned, Avondale Growth Capital LP; DWS Capital LP; No. 4 LP; MD Opportunities LP; DS Investments GP LLC; KLS GP LLC; JWS Investment Partnership LP; Schnitzer WRI GP LLC; and Ken L. Schnitzer, Jr. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with DWS Growth Capital LP with respect to the beneficial ownership of securities of Contango Oil & Gas Company.

Signatures:

AVONDALE GROWTH CAPITAL LP		MD OPPORTUNITIES LP

By:	/s/ Jack Kins	By:	/s/ Jack Kins
Name: Jack Kins		Name: Jack Kins
Title: Authorized Signatory		Title: Authorized Signatory

DWS CAPITAL LP		DS INVESTMENTS GP LLC

By:	/s/ Jack Kins	By:	/s/ Jack Kins
Name: Jack Kins		Name: Jack Kins
Title: Authorized Signatory		Title: Authorized Signatory

NO. 4 LP		KLS GP LLC

By:	/s/ Jack Kins	By:	/s/ Jack Kins
Name: Jack Kins		Name: Jack Kins
Title: Authorized Signatory		Title: Authorized Signatory

JWS INVESTMENTS PARTNERSHIP LP		SCHNITZER WRI GP LLC

By:	/s/ Jack Kins	By:	/s/ Jack Kins
Name: Jack Kins		Name: Jack Kins
Title: Authorized Signatory		Title: Authorized Signatory

/s/ Ken L Schnitzer, Jr.
Ken L Schnitzer, Jr.